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                                                                   EXHIBIT 10.13


                                    SUBLEASE

         SUBLEASE AGREEMENT made this ___ day of February, 1998 by and between GOVERNMENT LAND BANK, a Massachusetts body politic and corporate created by Chapter 212 of the Acts of 1975, as amended, with its principal offices located at 75 Federal Street, Boston, Massachusetts ("Lessor") , and SPALDING & EVENFLO COMPANIES, INC., a Delaware corporation, with its principal offices at 601 S. Harbour Island Boulevard, Suite 200, Tampa, FL 33630 ("Tenant") .

                              PRELIMINARY STATEMENT

         A. Lessor is the holder of a leasehold interest in a certain facility located in Chicopee, Hampden County, Massachusetts (the "Leased Premises"), described and located as shown on the plan attached hereto as Exhibit A, together with such rights, easements, and privileges as are more fully set forth in that certain Ground Lease (the "Ground Lease") of even date herewith by and between Spalding & Evenflo Companies, Inc., as ground lessor (the "Ground Lessor") and Lessor as ground lessee;

         B. Tenant desires to lease the Leased Premises from Lessor in accordance with the terms and conditions hereof, subject however to the terms and conditions of the Ground Lease;

         C. Lessor and Tenant have also entered into a Loan Agreement of even date herewith regarding a certain loan from Lessor to Tenant in the original principal amount of $6,500,000 (the "Loan Agreement"), as evidenced by a Promissory Note of even date herewith (the "Note"), it being the intention of the parties that this Sublease shall run concurrently with the term of the Loan Agreement and serve as further collateral security for the obligations of Tenant under the Loan Agreement and the Note and that, upon the occurrence and continuance of any Event of Default under the Loan Agreement or the Note beyond applicable grace and cure periods, Tenant's rights under this Sublease shall terminate.

         D. Lessor and Tenant desire to set forth in writing herein the terms and conditions of their agreements and understandings with respect to the foregoing.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants

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herein contained, the parties hereto hereby agree as follows:

         1. DESCRIPTION OF THE LEASED PREMISES. Lessor hereby leases to Tenant, and Tenant hereby leases from Lessor, the land and buildings located thereon, with all appurtenances thereto, consisting of approximately One Hundred and Fifty Thousand (150,000) square feet of space , more or less, and as more particularly described in Exhibit A attached hereto (the "Leased Premises"). Tenant shall have the further non-exclusive right, in common with other tenants and users of the manufacturing, warehouse and office facility located on Meadow Street, Chicopee, Massachusetts (the "Chicopee Facility"), as depicted on Exhibit A and defined as the "Appurtenant Rights" in the Ground Lease, to use the Common Areas of the Chicopee Facility (as defined in Article 7 hereof) for ingress and egress, parking, loading, and other purposes specified in Article 7 hereof.

         2.        TERM

         2.1      Definitions

                  2.1.1 Commencement Date. "Commencement Date" shall mean the date hereof.

                  2.1.2 Lease Year. "Lease Year" shall mean the period of twelve (12) consecutive months commencing on the first day of the month following the Commencement Date (if the Commencement Date shall be a day other than the first day of the month) and each succeeding year during the term.

                  2.2 Lease Term. The term of this Sublease shall commence on the Commencement Date, and continue thereafter for a period of twenty (20) years (the "Term").

         3.       DELIVERY OF POSSESSION.

         Subject to the terms and conditions set forth herein, Tenant shall be entitled to possession and use of the Leased Premises on the Commencement Date. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH REGARD TO THE LEASED PREMISES, INCLUDING ANY OF THE BUILDINGS OR IMPROVEMENTS THEREON, TENANT HAVING MADE ITS OWN DETERMINATION AS TO THE CONFORMITY OF

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THE LEASED PREMISES WITH ALL APPLICABLE LAWS, REGULATIONS, CODES AND
ORDINANCES AND THE SUITABILITY OF THE LEASED PREMISES FOR TENANT'S INTENDED PURPOSES.

         4.       USE OF THE LEASED PREMISES.

                  4.1 Use of the Leased Premises. Tenant's use of the Leased Premises shall at all times be in accordance with the terms and conditions hereof and for the purposes and activities of operating a warehouse/distribution/office facility in conjunction with a manufacturing facility. Tenant's use of the Leased Premises will be consistent with the terms and conditions of the Loan Agreement. Tenant will, throughout the term of this Sublease, be solely and exclusively responsible, at Tenant's sole cost and expense, for assuring that the Leased Premises and Tenant's use of the Leased Premises will be in conformity with all applicable laws, regulations, codes and ordinances

                  4.2 Assignment and Subletting. Tenant may not assign this Sublease or sublet any portion of the Leased Premises without the written consent of Lessor which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Leased Premises to any current or future parent, subsidiary or affiliate of Tenant or any corporation into which Tenant or its parent corporation may be merged or in conjunction with the sale of all or substantially all of the corporate stock or assets of Tenant, for any of which Lessor's consent will not be required, provided that Tenant shall notify Lessor in advance (or, in any event, as soon as possible) of any such sale or merger; and provided, further, that if Tenant shall make any assignment or sublease, the assignee or subtenant shall agree to be bound to Lessor under the terms hereof, will assume all of the Tenant's obligations under the Note and Loan Agreement, and the making of any such assignment or sublease shall not release Tenant from, or otherwise affect in any manner, any of Tenant's obligations hereunder.

         5. RENT. Tenant shall be obligated to pay Lessor rental payments as follows:

                  5.1 Base Rent. During the first five (5) Lease Years of the Term, Tenant shall pay

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Lessor a fixed minimum rental (the "Base Rent") in the amount of Twenty-seven
Thousand Eighty-four and 00/100 Dollars ($27,084.00) per month. During the sixth
(6th) through the fifteenth (15th) Lease Years , Tenant shall pay monthly Base Rent in the amount of (i) Twenty-seven Thousand Eighty-four and 00/100 Dollars ($27,084.00) per month plus (ii) an amount equal to the interest due and owing during the previous month under the Note on the outstanding principal balance thereof at the then applicable rate of interest under the Note (the "Interest Component"). During the sixteenth (16th) through the twentieth (20th) Lease Years, Tenant shall pay monthly Base Rent in an amount equal to (i)Fifty-four Thousand One Hundred Sixty-seven and 00/100 Dollars ($54,167.00) per month plus
(ii) the Interest Component for the month. In each instance, such amounts are intended to equal the amount of monthly payments of interest and principal to be paid by Tenant under the Note. If at any time, the payments under the Note shall be increased, as provided by its terms or under the terms of the Loan Agreement, the amount of Base Rent hereunder shall automatically be increased to equal the amount of payment required under the Note and Loan Agreement. Such Base Rent shall be due and payable to Lessor at the address set forth herein commencing on the Commencement Date and continuing thereafter on the first (1st) day of each month during the Lease Term. If the Commencement Date is a date other than the first of the month, the Base Rent for the partial month shall be pro-rated. Until the occurrence of an Event of Default hereunder, or under the Note or Loan Agreement, Lessor shall apply all payments of Base Rent received hereunder to the amounts due and owing under the Note.

                    5.2 Common Area Costs. During the Lease Term, Tenant shall pay for all expenses incurred in connection with the maintenance of the Leased Premises and the Common Areas serving the Leased Premises. If, at any time, Lessor, in Lessor's reasonable judgment, determines that Tenant is failing to maintain the Leased Premises or Common Areas appertaining thereto, Lessor may, after thirty (30) days written notice to Tenant of its intentions and Tenant's failure to act in response to such notice, provide such maintenance itself, in which case Tenant shall promptly reimburse Lessor for the costs thereof, together with

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interest thereon at the rate of One and one-half (1.5%) per cent per month, upon presentation of Lessor's invoices.

                  5.3 Late Payments. If Tenant shall be more than ten (10) days late in the payment of any Rent, any such late payment shall bear interest at a rate of two percent (2%) per month. As used in this ss.5.3, the term "Rent" shall mean and refer to Base Rent, any and any other amounts which may be required hereunder for the use and occupancy by Tenant of the Leased Premises.

         6.       GROUND LEASE

         To the extent Lessor has any responsibilities or liabilities with respect to the Leased Premises under the terms of the Ground Lease, those responsibilities and liabilities shall be borne solely by Tenant throughout the term of this Sublease. It is understood and agreed that all payments of Rent hereunder are intended to be absolutely net to Lessor. At such time as Tenant's obligations under the Note and Loan Agreement have been satisfied in full, Lessor has agreed to relinquish any further rights under the Ground Lease which will be terminated as of that date. At such time, this Sublease shall terminate, and the parties agree to execute and deliver any instruments as may reasonably be necessary to effectuate or evidence such termination. Upon such termination, any and all obligations of the parties hereunder shall cease, and Tenant shall continue to have the right to use and occupy the Leased Premises directly as or under agreement with the Ground Lessor.

         7.       COMMON AREAS; SIGNS

                  7.1 Definition of Common Areas. As used herein "Common Areas" shall mean and refer to all improvements and appurtenances of every kind and nature that may be a part of the Chicopee Facility the use of which is appurtenant to the use of the Leased Premises. Common Areas shall include, without limitation: the common wall or walls which separate the Leased Premises from the remainder of the building in the Chicopee Facility to which the Leased Premises are connected; all corridors, entrances, pedestrian sidewalks, walkways, ramps, loading docks and areas, delivery areas, driveways and access

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roads and parking areas which are necessary and useful to the use of the Leased
Premises, including those specifically demarcated on Exhibit A-1; all landscaped and planted areas, common utility services, lighting facilities, and other areas and improvements which may be provided for the general use, in common with others, of tenants of the Chicopee Facility, their officers, agents, employees and customers.

                  7.2 Tenant's Use of Common Areas. Lessor hereby grants to Tenant, to the extent permitted by the Ground Lease, the non-exclusive right to use portions of the Common Areas in common with other users of the Chicopee Facility, and any other designees or licensees of the Ground Lessor, and subject to such reasonable restrictions, rules and regulations as may be adopted by the Ground Lessor from time to time.

                  7.3 Management of Common Areas. Lessor shall have no liability and shall not bear at any time any cost or expense relating to the Common Areas. Tenant acknowledges and agrees that all Common Areas shall at all times be subject to exclusive operational and management control of the Ground Lessor, and , subject to the terms and limitations of the Ground Lease, the Ground Lessor shall operate the Common Areas for their intended purposes in such manner as the Ground Lessor shall determine in its sole discretion. Ground Lessor shall also provide for the repair and maintenance of the Common Areas in accordance with the provisions of the Ground Lease.

         7.4 Signs. In accordance with the provisions hereof and any other sign policies which may be established by the owner of the Chicopee Facility, Tenant shall be responsible for the construction and installation of any signs associated with the Leased Premises which are to be displayed on the exterior of the Leased Premises or elsewhere within the Common Areas. All of Tenant's signs shall be in conformity with applicable laws and ordinances and shall be erected and maintained by Tenant at Tenant's sole cost and expense.

         8. UTILITY EXPENSES. Tenant shall be responsible, and shall fully and promptly pay for, all heat, gas, electricity, telephone, and other public utilities (including water and sewer) of every kind

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furnished to the Leased Premises throughout the Lease Term, as well as all other costs and expenses of every kind whatsoever of or in connection with the use of the Leased Premises and all activities of Tenant conducted on the Leased
Premises (the "Utility Expenses") . If any such Utility Expenses shall be charged or assessed against the Chicopee Facility, Tenant shall be responsible for its pro rata share of such Utility Expenses. Tenant shall make payment of such pro rata amount to the Ground Lessor within twenty (20) days after Ground Lessor provides Tenant an invoice therefor, or such other time period as may be required under the terms of the Ground Lease.

         9. PAYMENT OF TAXES AND ASSESSMENTS.

            9.1 Real Property Taxes. Tenant shall have sole responsibility for all real property taxes, if any, which may be assessed directly to Tenant as a user, lessee or occupant of the Leased Premises. To the extent the Leased Premises do not constitute a separate tax parcel or are otherwise not subject to a separate tax assessment, Tenant shall pay a pro rata share of real property taxes assessed against the Chicopee Facility, such proportion to be determined on the basis of the incremental increase in assessed valuation for the Chicopee Facility after the completion of construction of the improvements constituting the Leased Premises. Tenant shall make all payments of its share of real property taxes to the Ground Lessor within twenty (20) days of receipt of an invoice therefor, or such other time period as may be required by the terms of the Ground Lease.

            9.2 Contesting Taxes or Assessments. If Tenant, as part of a general contest of the real property tax assessment against the Chicopee Facility, shall, in good faith, desire to contest the validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid by Tenant, Tenant shall be permitted to do so and to defer, but only to the extent permitted by applicable law, payment of such tax or charge until final determination of the contest, upon providing written notice to Lessor of Tenant's intentions prior to the commencement of any such contest, which shall be given at least seven (7) days prior to delinquency.

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         10. COMPLIANCE. Tenant, at its sole cost and expense, shall (i) comply with and abide by any and all applicable federal, state, county, municipal and other governmental statutes, ordinances, laws and regulations affecting the Leased Premises in its use of the Leased Premises, including but not limited to building codes and the American with Disabilities Act; (ii) obtain every permit, license or certificate required for operation of Tenant's business within the Leased Premises by any governmental agency having jurisdiction thereof; and
(iii) comply with all requirements of any insurance company or organization necessary for the maintenance of insurance with respect to the Leased Premises in accordance with Article 17 hereof.

         11. PROHIBITED USES; WASTE AND NUISANCE; LIENS; ABANDONMENT.

             11.1 Prohibited Uses. Without the express written permission of Lessor, Tenant shall not use, or permit the Leased Premises, or any part thereof, to be used for any purposes or activities other than the purposes or activities for which the Leased Premises are leased under this Sublease. Lessor agrees that such permission shall not be unreasonably withheld. No use shall be made or permitted to be made of the Leased Premises, or acts done, which will cause a cancellation of any insurance policy covering the Chicopee Facility, or any part thereof, nor shall Tenant permit to be kept, used, or sold, in or about the Leased Premises any article that may be prohibited by the standard form of fire insurance policies.

             11.2 Waste and Nuisance. Tenant shall not commit, or suffer to be committed, any waste or nuisance on or affecting the Leased Premises or the Chicopee Facility.

             11.3 Liens Against the Leased Premises.

             11.3.1 Liens Prohibited. Tenant shall keep all and every part of the Leased Premises free and clear of any and all mechanics', material suppliers', and other liens for or arising out of or in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with operations of Tenant, any alteration, improvement, repairs or additions that Tenant may make or permit to be made, or any work or construction by, for or permitted by Tenant on or about the

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Leased Premises, or any obligations of any kind incurred by Tenant, and shall at all times promptly and fully pay and discharge any and all claims on which any lien may or could be asserted unless validly contested.

             11.3.2 Contesting Liens If Tenant desires to contest any lien, it shall notify Lessor of its intention to do so within twenty (20) days after the filing of the lien. In such event, and provided that Tenant shall, on demand, protect Lessor by a good and sufficient surety bond against any lien and any cost, liability, or damage arising out of such contest, Tenant shall not be in default under this Sublease until ten (10) days after the final determination of the validity of the lien, within which time Tenant shall satisfy and discharge the lien to the extent held valid. Notwithstanding the foregoing, the satisfaction and discharge of any lien shall not, in any case, be delayed until execution is had on any judgment rendered on such lien, and any such delay shall be deemed a default by Tenant under this Sublease.

             11.3.3 Indemnifications. Tenant shall indemnify Lessor from and against any and all liens and claims of liens and suits or other proceedings of, pertaining to, or arising out of or in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with operations of Tenant, any alteration, improvement, repairs or additions that Tenant may make or permit to be made, or any work or construction by for or permitted by Tenant on or about the Leased Premises. Further, in the event of any contested lien, Tenant shall protect and indemnify Lessor against any and all loss, expense, and damage resulting from such contest.

             11.4 Abandonment of the Premises. Tenant shall not vacate or abandon the Leased Premises during the Lease Term. If that Tenant abandons, vacates, or surrenders the Leased Premises or is dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Leased Premises shall be deemed to be abandoned after the expiration of thirty (30) days therefrom, at the option of Lessor, except such property as may be encumbered.

         12. WARRANTIES OF TITLE AND QUIET POSSESSION. Lessor covenants that, pursuant to the Ground Lease, Lessor is seized of the Leased Premises and has full right to make and enter into this

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Sublease and that Tenant shall have quiet and peaceable possession of the Leased
Premises during the Lease Term, subject to the rights of Lessor pursuant to
Article 13 hereof.

         13. RIGHT OF ENTRY. Tenant shall permit Lessor its agents and employees to enter into and upon the Leased Premises at all reasonable times during the Lease Term and after notice to Tenant for the purpose of inspecting the Leased Premises, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises occasioned by any such entry. In exercising its rights under this paragraph, Lessor shall use its best efforts to accommodate Tenant and minimize any loss of occupation or quiet enjoyment by Tenant of the Leased Premises occasioned by such entry.

         14. OBLIGATION FOR EQUIPMENT, MACHINERY & FURNISHINGS BY TENANT; ALTERATIONS & IMPROVEMENTS; APPROVAL BY LESSOR

             14.1 Maintenance of Machinery and Equipment by Tenant. Tenant shall at all times maintain within the Leased Premises machinery and equipment as may be needed for the contemplated uses thereof, and Tenant will keep such equipment in good maintenance and repair and fully insured to its full replacement cost value. Lessor shall have no responsibility for any loss or damage to any such machinery or equipment of Tenant due to fire or other casualty, theft, act of God, or any other causes,

             14.2 Alterations and Improvements by Tenant. Tenant shall, at it own expense (i) design and construct interior fitouts for the Leased Premises and install fixtures, equipment, machinery and furnishings therein; and (ii) make such other alterations, modifications and improvements to the Leased Premises as Tenant may deem necessary. Notwithstanding Tenant's right to make alterations, modifications or improvements as aforesaid, prior to making any structural alteration, modification or improvement which is estimated to cost in excess of Fifty Thousand Dollars ($50,000) or which will in any way affect the external appearance of the Leased Premises, regardless of cost, Tenant shall seek and obtain Lessor's written approval of plans and specifications therefor not to be unreasonably withheld. Tenant shall in no event make,


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or attempt to make, any alterations, modifications, improvements, or other changes of any kind to the Leased Premises that will adversely affect the structural integrity of the Leased Premises or any portion of the Chicopee Facility.

             14.3 Approval by Lessor. Any approval by Lessor required pursuant to ss.14.2 hereof shall not be unreasonably withheld by Lessor. In the event of any disapproval by Lessor pursuant to this Article 14, Lessor shall provide to Tenant an itemized statement of reasons for such disapproval. If Lessor does not disapprove any plans and specifications submitted by Tenant in accordance with 14.2 within thirty (30) days after they have been submitted to Lessor, such plans and specifications shall be deemed to have been approved by Lessor.

             14.4 Ownership of Improvements. Any and all alterations, modifications, improvements or additions made by Lessor or Tenant to the Leased Premises shall constitute part of the Leased Premises under the Ground Lease, and Tenant shall have only a leasehold interest therein, subject to the terms and conditions of this Sublease, unless otherwise specifically agreed by written agreement of the parties. Provided, however, that upon any termination of this Sublease by termination of the Ground Lease, as provided for in ss.6, above, title to all Tenant's improvements shall revert to and vest in Tenant.

             14.5 Written Notice to Lessor. Tenant shall provide written notice to Lessor, pursuant to ss.14.2 or otherwise, no less than thirty (30) days in advance of the commencement of any alteration, modification, improvement, or repair estimated to cost in excess of Fifty Thousand Dollars ($50,000) in order that Lessor may post appropriate notices of Lessor's no responsibility therefor.

         15. MAINTENANCE, REPAIRS AND CASUALTY LOSSES.

             15.1 Maintenance of Leased Premises. Tenant shall, throughout the Lease Term, at its own cost and expense and without any expense to Lessor, keep and maintain the Leased Premises in good, sanitary, and neat order, condition and repair. Without limitation, Tenant shall specifically be responsible for (i) any damage caused in the course of Tenant's ordinary wear and tear and use of the Leased Premises,

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and (ii) any damage caused as a direct result of Tenant's negligence. To the extent any facilities or utilities shall serve both the Leased Premises and other portions of the Chicopee Facility, Tenant shall pay its pro rata share of such expenses to the Ground Lessor within twenty (20) days of receipt of invoices therefor from the Ground Lessor, or such other period as may be provided for in the Ground Lease.

             15.2 Structural Repairs. Tenant shall make any necessary structural repairs to the Leased Premises, provided that Tenant shall provide not less than ten (10) days advance written notice to Lessor of any such repairs costing in excess of Fifty thousand ($50,000) dollars. As used in this subparagraph, the terms "structural repairs" shall mean all repairs to the roof, foundation, exterior walls, loadbearing walls, elevators, stairs, sprinkler systems, and all repairs to HVAC, utility conduits, and electrical and plumbing systems.

             15.3 Maintenance of Common Areas. Notwithstanding the provisions of ss.15.1, it shall the obligation of the Ground Lessor, throughout the Lease Term, to keep and maintain Common Areas of the Chicopee Facility in good, sanitary, and neat order, condition and repair. Such maintenance shall include routine and non-routine repair and maintenance, procuring and maintaining any necessary lighting, emergency, or other equipment, as well as providing appropriate policing and security for the Common Areas. Further, except as specifically provided in this Sublease, the Ground Lessor shall restore and rehabilitate, or cause the restoration or rehabilitation, of any improvements of any kind that may be destroyed or damaged by fire, casualty, or any other cause whatsoever. With respect to any expenses incurred by Ground Lessor for repairs and maintenance of the Common Areas pursuant to this ss.15.3, Tenant shall be obligated to pay to the Ground Lessor the Common Area Costs specified in ss.5.2 hereof.

             15.4 No Obligation Upon Lessor. Except as specifically provided herein, Lessor shall not be obligated to make any repairs, replacements, or renewals of any kind, nature, or description whatsoever to the Leased Premises.



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         15.5 Damage by Fire or Other Casualty

              15.5.1 Insured Loss. If all or any portion of the Leased
Premises shall be destroyed or damaged by fire or other casualty and the insurance proceeds shall be adequate to restore the damaged property to its equivalent condition prior to such loss, Lessor will allow for the release of such proceeds to the Ground Lessor, pursuant to the terms of the Ground Lease, so as to allow the Ground Lessor to commence and complete the restoration of the damaged property substantially to its functionally equivalent condition prior to such loss. The Ground Lessor shall commence such restoration within thirty (30) days from the date of receipt of insurance premiums (but in no event later than ninety (90) days of such loss) and complete it within one hundred twenty (120) days therefrom. In no event shall Tenant shall have the right to terminate this Sublease as a result of or arising out of such fire or casualty.

             15.5.2 Partially Insured Loss. If all or any portion of the Leased Premises shall be destroyed or damaged by fire or other casualty and the insurance proceeds shall not be adequate to restore the damaged property to its equivalent condition prior to such loss and Ground Lessor is unable to provide Lessor with evidence reasonably satisfactory to Lessor (in the form of financial reports or their equivalent) of Ground Lessor's ability to restore the Leased Premises, Lessor shall be entitled to elect to (i) allow the release of such proceeds to the Ground Lessor in accordance with the terms of the Ground Lease, together with other funds to be deposited by Ground Lessor and/or Tenant with Lessor sufficient to make up the shortfall in such proceeds, and to allow Ground Lessor to apply such insurance proceeds and other sums to commence and complete the restoration of the damaged property to a condition that allows Tenant to continue to use the Leased Premises in substantially the same way they were used prior to such loss, making such changes or modifications to the terms and conditions hereof as may be necessary or appropriate; or (ii) notify Tenant that it intends to terminate this Sublease in which case Lessor shall apply all insurance proceeds to amounts due and owing under the Note and Loan Agreement, and Tenant shall promptly pay any deficiency to Lessor. If Lessor elects to allow Ground Lessor to restore the damaged property as described in item15.5.2(i) above, Ground Lessor shall commence such restoration within ninety
(90) days from the date of such loss and

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complete it within one hundred eighty (180) days therefrom, with Tenant making such repairs and restorations to its leasehold improvements and furniture, fixtures and equipment as may be necessary to restore the Leased Premises to a condition suitable for Tenant's use and occupancy thereof. In no event shall Tenant shall have the right to terminate this Sublease.

         16. INDEMNITY; WAIVER OF CLAIMS.

             16.1 Indemnification by Tenant. Tenant shall indemnify and hold harmless Lessor from and against any and all claims, liability, loss, damage, costs or expenses whatsoever which Lessor may sustain, incur or be required to pay, arising out of, in connection with, or on account of (i) any loss, injury, death or damage in connection with the Leased Premises during the Lease Term; or
(ii) any loss, injury, death or damage in connection with Tenant's performance under this Sublease. Notwithstanding the foregoing, such indemnification shall not be available with respect to any loss, injury, death, or damage arising by reason of the gross negligence or willful misconduct of Lessor, its agents or employees.

             16.2 Waiver of Claims by Tenant. Tenant waives any and all claims against Lessor to the property of Tenant in, on, or about the Leased Premises, and for injuries to persons or property in or about the Leased Premises, from any cause arising at any time; provided, however, that such waiver shall not be applicable with respect to any loss, injury, death, or damage arising by reason of the gross negligence or intentional misconduct of Lessor, its agents or employees, or those for whose conduct it is legally responsible.

         17. INSURANCE AND WAIVERS OF SUBROGATION.

             17.1 Tenant's Liability Insurance. Tenant shall, at all times during the Lease Term and at Tenant's sole expense, procure and maintain public liability insurance covering the Leased Premises and its appurtenances in an amount of not less than Two Million Dollars ($2,000,000) for injury to or death of any one person for any one occurrence, and one Hundred Thousand Dollars ($100,000) for property damage for any one occurrence, with both Lessor and Tenant as named insureds. In addition, Tenant shall maintain

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fire and extended coverage on its equipment, furniture, fixtures and other property kept on the premises.

             17.2 Insurance of the Leased Premises. Tenant shall, at all times during the Lease Term and at Tenant's sole cost and expense, procure and maintain insurance in the amount of full replacement value of the leasehold improvements to Leased Premises and all the contents, equipment and fixtures therein as will protect the Leased Premises from and against loss or damage by fire, extended perils and other risks, if any, customarily insured against by business organizations. All such policies shall meet the insurance criteria set forth on Exhibit B attached hereto and made a part hereof and shall name Lessor as the loss payee.

             17.3 Lessor's Right to Pay Premiums. All policies of insurance required to be maintained by Tenant pursuant to this Article 17 shall be in a form satisfactory to Lessor and by insurance companies satisfactory to Lessor. In the event of the failure by Tenant to procure insurance required by this Sublease, to maintain payment of the premiums therefor, or to deliver the policies or certificates of policies to Lessor, Lessor shall be entitled, but shall not be obligated, to procure and/or maintain such insurance and to pay premiums therefor, which premiums shall be immediately repayable to Lessor by Tenant and shall place Tenant in default hereunder. Each insurer on an insurance policy procured by Lessor shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give Lessor thirty (30) days' written notice before the policy or policies in question shall be altered or canceled. Lessor agrees that it shall not unreasonably withhold its approval as to the form or insurance companies selected by Tenant.

             17.4 Mutual Waiver of Subrogation. Lessor and Tenant waive all rights against each other for (i) damages caused by losses covered by insurance, except such rights as either may have to the proceeds of such insurance held by the other as trustee; and (ii) loss or damage to any equipment used in connection with the Leased Premises and covered by property insurance.

         18. ATTORNMENT; SUBORDINATION.

             18.1 Attornment. In the event of an assignment or other transfer of Lessor's interest in the Ground Lease, Tenant agrees to attorn to and to recognize such transferee, assignee, mortgagee, lienholder, or underlying lessor as the lessor under this Sublease.

             18.2 Subordination and Estoppel. Upon notice from and at the direction of Lessor, Tenant agrees to execute, acknowledge and deliver any document, instrument or agreement that may now or hereafter be required by any party with respect to the Chicopee Facility or the Leased Premises, to confirm the subordination of this Sublease to the Ground Lease and to confirm for the benefit of third parties the status of this Sublease and Tenant's obligations hereunder in such form as Lessor may reasonably require.

             18.3 Remedies. Failure of Tenant to execute and deliver any of the above documents, instruments or agreements within thirty (30) days after notice by Lessor shall constitute a breach of this Sublease and Lessor may, at its option, execute and delivery any of the foregoing documents, instruments or agreements in the name of Tenant; and Tenant hereby grants Lessor an irrevocable power-of-attorney for the foregoing purposes.

         19. DEFAULT AND TERMINATION. Notwithstanding any other provision hereof, this Sublease may be terminated upon the happening of any of the following events and in accordance with the provisions hereof:

             19.1 Default in Payments. Upon the failure by Tenant to make any Rental payments or any other payments due hereunder or under the Note or Loan Agreement and the continuance of such default for a period of ten (10) days after written notice of such default from Lessor (unless, by the terms of Note, no such written notice is required), Lessor shall have the right to give Tenant notice of its intention to terminate this Sublease within fourteen (14) days. Upon such termination, Lessor shall have the right, at its option, to accelerate, as Rent due hereunder, the entire principal balance of the Note and all other amounts due and owing hereunder and under the Loan Agreement.

             19.2 Other Defaults. Upon the failure by Tenant to perform any other material term or condition of this Sublease, and the continuation of such failure for a period of thirty (30) days following written notice of such failure, Lessor shall have the right to give Tenant notice of its intention to terminate this Sublease. After the expiration of a period of thirty (30) days from the date of such notice, this Sublease shall, at the option of Lessor, terminate and Lessor shall have the right to accelerate, as Rent due hereunder, and the entire principal balance of the Note and all other amounts due and owing hereunder and under the Loan Agreement.

             19.3 Remedies. Upon any default as aforesaid or upon any termination of this Sublease, Lessor, in addition to any rights it may have hereunder, shall have the immediate right of re-entry and may remove all persons. In addition to Lessor's immediate right of re-entry, Lessor shall also have the right to recover from Tenant all damages incurred by reason of the breach, including the cost of recovering the Leased Premises and all reasonably incurred costs for reletting the Leased Premises, including brokerage commissions and alterations for making the leased Premises suitable for the uses of a new tenant. The parties agree that as an alternative or additional remedy, Lessor may request and obtain specific performance, when appropriate, of the provisions of this Sublease.

             19.4 Bankruptcy, etc. If Tenant shall be adjudged bankrupt or insolvent, or any receiver or trustee of all or any part of the business or property of Tenant shall be appointed and shall not be discharged within ninety
(90) days after appointment, or Tenant shall make any general assignment of its property for the benefit of creditors, or Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall apply for reorganization or arrangement with its creditors under the bankruptcy or insolvency laws now in force or hereafter enacted, federal, state or otherwise, or such petition shall be filed against Tenant and shall not be dismissed within ninety (90) days after such filing, or Tenant shall seek a composition with its creditors by trust, mortgage or otherwise, Lessor may, at its election, terminate this Sublease without being prejudiced to any remedies which may be available to it for breach of contract and in law or equity. In such event, Lessor shall have the full benefit of the remedies and rights of recovery recited in ss.19.2 and 19.3 hereof.

             19.5 Ownership Of Improvements Upon Termination. Except as provided by ss.6 and ss.14.4 hereof, upon termination of this Sublease, Lessor shall become seized of any and all alterations, improvements or additions made by Tenant in or to the Leased Premises during the Lease Term.

             19.6 Force Majeure. Notwithstanding any other provision hereof, neither party hereto shall be liable to the other or be deemed to be in breach of this Sublease for any failure or delay in rendering performance, other than payment of Base Rent, arising out of causes beyond its reasonable control and without its fault or negligence. Such causes may include, but are not limited to, acts of God or the public enemy, fires, floods, epidemics, or unusually severe weather. Dates or times of performance shall be extended to the extent of delays excused hereby, provided that the party whose performance is affected notifies the other promptly of the nature of the existence and nature of such delay.

         20. LESSOR'S RIGHT TO PERFORM. In addition to Lessor's termination rights pursuant to Article 19 hereof, if Tenant, by failing or neglecting to do or perform any act or thing required by this Sublease, shall be in default hereunder and such default shall continue for a period of thirty (30) days after written notice from Lessor specifying the nature of the act or thing to be done or performed, then Lessor may, but shall not be obligated to, do or perform or cause to be done or performed such act or thing (and may enter upon the Leased Premises for such purpose, subject to a further notification to Tenant at least five (5) days in advance of such entry), and Lessor shall not be liable or in any way responsible for any loss, inconvenience, annoyance, or damage resulting to Tenant on account of such election (other than that arising from Lessor's gross negligence or wilful misconduct). Tenant shall repay to Lessor, on demand, the entire expense incurred on account of such election, including compensation to the agents, employees and contractors of Lessor. Any act or thing done by Lessor pursuant to the provisions of this Article 20 shall not constitute or be construed as a waiver by Lessor of any such default by Tenant, or as a waiver of any covenant, term or condition contained in this Sublease, or of any other right or remedy of Lessor, under this Sublease or otherwise.

         21. REDELIVERY OF LEASED PREMISES; SURRENDER OF LEASE.

             21.1 Redelivery of Leased Premises. Upon the termination of this Sublease in accordance with the provisions of Article 19 hereof, Tenant shall peaceably and quietly quit and surrender the Leased Premises to Lessor in good order and condition, subject to the provisions of this Sublease. In furtherance of the foregoing, Tenant shall remove all of Tenant's personal property from the Leased Premises and shall leave the Leased Premises in good repair and tenantable condition, reasonable and ordinary wear and tear and damage by fire or other casualty excepted.

             21.2 Holdover. Should Tenant remain in possession of the Leased Premises after the expiration of the Lease Term, such holding over shall be deemed to have created and shall be construed and to be a tenancy-at-will on the terms and conditions set forth in this Lease Agreement, and Tenant shall pay Base Rent at the rate set forth in the Note for default or penalty interest.

         22. ENVIRONMENTAL MATTERS AFFECTING THE LEASED PREMISES. Lessor makes no representations or warranties, express or implied, as to the presence or absence of any hazardous materials or substances on the Leased Premises or Chicopee Facility or whether such substances have been released or properly stored on the Leased Premises or the Chicopee Facility, and Tenant accepts the Leased Premises "AS IS" with respect to such matters. Tenant shall (i) not release or cause any threat of release of any oil or hazardous materials, as such terms are defined in Massachusetts General Laws, Chapter 21E, as amended on the Leased Premises or the Chicopee Facility and, to the extent such a release occurs, respond in a timely fashion in accordance with all the requirements of Massachusetts General Law 21E and the Massachusetts Contingency Plan, (ii) not incur during the term of the Sublease any liability to the Commonwealth of Massachusetts under Chapter 21E which relates or arises out of its occupancy and use of the Leased Premises, and (iii) maintain and use the Leased Premises, at its own expense, in accordance with all applicable federal, state and municipal statutes, ordinances, by-laws, and rules and regulations relating to the environment, including without limitation, Chapter 21E, the Federal Resource Conservation and Recovery Act, the Massachusetts Hazardous Waste Management Act, the Federal Water pollution Control Act, the

Federal Clean Air Act, the Rivers Protection Act, and all statutes and regulations pertaining to wetlands protection.

         23. EFFECT OF EMINENT DOMAIN.

             23.1 Effect of Condemnation of Leased Premises. If any portion of the Leased Premises shall be appropriated or taken under the power of eminent domain by any public or quasi public authority, but the Leased Premises can be restored to substantially their prior condition for Tenant's use, Lessor shall allow the release of the proceeds to Tenant for Tenant to use for such restoration. If the Premises cannot be so restored, Lessor shall apply the proceeds to the amounts due and owing under the Note and the Loan Agreement, and this Sublease shall terminate and expire as of the date of such taking.

             23.2 Effect of Condemnation of Chicopee Facility. If any other portion of the Chicopee Facility shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority such that Tenant cannot use the Leased Premises as part of the Chicopee Facility, at Tenant's option, upon thirty (30) days notice, this Sublease shall terminate and expire as of the date of such taking provided, however, that Tenant's obligations under the Note and Loan Agreement shall not terminate and all condemnation proceeds shall first be applied to the obligations of Tenant thereunder.

             23.3 Condemnation Awards. In the event of the termination of this Sublease by reason of a condemnation or taking of the Chicopee Facility or the Leased Premises by eminent domain, Tenant shall have the right to make and prosecute all claims in its own name and behalf of both Lessor and Tenant provided that (i) all proceeds shall first be paid to Lessor, and the applicable taking authority shall be advised of Lessor's interest therein and (ii) Tenant shall give Lessor not less than thirty (30) days advance written notice of Tenant's intended actions, and in the event Lessor does not agree or approve of Tenant's intended actions, Lessor shall have the right to make its own independent claim for damages. All claims shall reflect and be subject to Lessor's prior rights under the Ground Lease.

         24. MISCELLANEOUS.

             24.1 Independent Entities. Lessor and Tenant acknowledge that nothing contained herein, nor any act of Lessor or Tenant, shall be deemed or construed by the parties to create any relationship of principal and agent, limited or general partnership, or joint venture. Further, neither party shall make any representations tending to create apparent agency, employment or partnership and neither party shall have the power or authority to act for the other in any manner to create any obligations or debts binding upon the other, and neither party shall be responsible for any obligations or expenses of the other. Tenant is and shall be considered an independent enterprise with entire direction and control of its business and operations, subject only to the conditions and obligations established by this Sublease.

             24.2 Assignment. Tenant shall not assign or transfer this Sublease, or any interest herein, without the prior express and written consent of Lessor. Any such consent to an assignment shall not be deemed to be a consent to any subsequent assignment. Any purported assignment hereof without the express and written consent of the Lessor shall be void and shall, at the option of Lessor, terminate this Sublease. Notwithstanding the prohibition against assignment without the express and written consent of Lessor contained in the preceding two sentences, Tenant may assign or transfer this Sublease, or any interest herein, without such consent, but upon prior written notice (or, in any event, notice given at the earliest possible date) to Lessor to a related corporation it creates for the conduct of its business or to a current or future parent, subsidiary or affiliate of Tenant or any corporation into which Tenant or its parent corporation may be merged or to which all or substantially all of the corporate stock or assets of Tenant are sold. Any such assignment shall not relieve Tenant of its obligations under the Note and Loan Agreement. Lessor shall have the right to assign its interest hereunder, in whole or in part, and Tenant shall, upon notice from Lessor, attorn to such assignee as the now Lessor hereunder. Subject to the foregoing, the covenants, terms and conditions of this Sublease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, legal representatives and assigns.

             24.3 Non-Waiver; Cumulative Remedies. The failure on the part of either party to this

Sublease to act upon a breach of any of the covenants or agreements contained herein shall in no way constitute a waiver of the rights of such party to act upon any other or future breach by the other party. Any and all rights and remedies created for either party herein shall be deemed cumulative and the use of one remedy shall not be taken to exclude the right to use any other.

             24.4 Attorneys' Fees. If any action at law or in equity shall be instituted by Lessor for or on account of any breach, or to enforce or interpret any of the covenants, terms or conditions of this Sublease, or for the recovery of the Leased Premises, the Lessor shall be entitled to recover from Tenant as part of the Lessor's costs, reasonable attorneys' fees, the amount of which Tenant shall be made a part of any judgment or decree rendered.

             24.5 Severabilitv. If any one or more of the provisions contained herein or any application thereof shall be declared invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

             24.6 Modifications. No change or modification of this Sublease or the obligations assumed by either party hereto in connection with this Sublease shall be valid or binding unless evidenced by a writing signed by each party or an authorized representative of each party.

             24.7 Notices. Any notice, approval, consent, request or other communication hereunder shall be in writing and shall be considered given when delivered personally or mailed by registered or certified mail, return receipt requested, to the parties hereto at the addresses set forth below (or at such other address as a party may specify by notice to the other pursuant hereto):

                  (a)   If to Lessor, to it at:

                        Government Land Bank
                        75 Federal Street
                        Boston, MA 02110

                        Attention:

                        and a copy to:
                        Joel J. Feinberg, Esquire
                        Bartlett, Hackett, Feinberg, Gentilli, Liston,
                          Brown & Phalen, P.C.
                        10 High St. Suite 920
                        Boston, MA 02110

                  (b)   If to Tenant, to it at:

                        Spalding & Evenflo Companies, Inc.
                        601 S. Harbour Boulevard - Suite 200
                        Tampa, FL 33630

                        Attention: Chief Financial Officer

                        and a copy to:

                  24.9 Gender and Number. masculine, feminine or neuter pronouns shall be substituted for one another, and the plural and the singular number shall be substituted for one another, in any place or places herein in which the context may require such substitution.

                  24.10 Heading. The headings contained within this Sublease are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

                  24.11 Further Assurances. The parties hereto shall take all such steps, execute all such instruments and documents, and do all such acts and things as may be reasonably necessary or appropriate in order to effectuate the contemplated purposes and satisfy the terms and conditions of this Sublease.

                  24.12 Governing Law. This Sublease shall be governed and construed in accordance with the substantive laws of the Commonwealth of Massachusetts and shall have the effect of a sealed instrument.

                  24.13 Notice of Sublease. As soon as practicable after the execution of this Sublease, and the recording of a notice of Ground Lease, the parties shall execute a Notice of Sublease setting forth the material terms of this Sublease and record the Notice in the Hampden County Registry of Deeds.

                  IN WITNESS WHEREOF, this Sublease has been duly executed under seal as of the day and year first above written.

                                     LESSOR:
                                     GOVERNMENT LAND BANK
                                     d/b/a Massachusetts Development
                                     Finance Agency


                                     By:
                                         -------------------------------

                                     TENANT:
                                     SPALDING & EVENFLO COMPANIES, INC.

                                     By:
                                         -------------------------------

                          COMMONWEALTH-OF MASSACHUSETTS

          , ss.                                          February          1998

    Then personally appeared the above named      as          aforesaid and
acknowledged the foregoing instrument to be the free act and deed of           ,
before me


                                     ------------------------------------
                                     NOTARY PUBLIC My commission
                                     expire:


                          COMMONWEALTH OF MASSACHUSETTS

            , ss.                                February          1998

         Then personally appeared the above named            as aforesaid and
acknowledged the foregoing instrument to be the free act and deed of           ,
before me

                                     -------------------------
                                     NOTARY PUBLIC
                                     My commission expires: